Exhibit 99.1

FSP 303 East Wacker Drive Corp.

FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $859 per share of preferred stock, representing property operations for the quarter ended December 31, 2011. The dividend will be payable on February 29, 2012 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 859,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property remained approximately 94% leased as of December 31, 2011, a good occupancy level for multi-tenant office buildings in the Chicago central business district (“CBD”). The average occupancy at year end 2011 in the Chicago CBD office market was approximately 85%. The office market in Chicago has had a difficult past three years, with many of its office properties experiencing declining occupancies and rental rates. Tenant improvement and leasing costs have risen during this time; and, consequently, the amount of capital necessary to attract good tenants to sign long-term leases has climbed significantly. For the last three years we have known that the Property’s largest tenant, KPMG, currently leasing about 30% of the total Property square footage, will be vacating in August of this year. Management also knows that Groupon, the Property’s second largest tenant, currently leasing about 26% of the total Property square footage, may vacate all or part of its space in July of this year. Certainly the potential exists for the Property to be 40% or less leased by the end of the upcoming summer. However, we believe that over the last three to six months demand for Chicago CBD office space has started to improve. More specifically, we believe that demand for larger contiguous blocks of office space from 100,000 to 600,000 square feet, from large credit-worthy tenants interested in longer-term leases, is especially strong, and that the number of Class A office towers in the Chicago CBD having that kind of space available is limited. 303 East Wacker Drive can provide those prospective tenants with that kind of space; and, as a consequence, we have seen the amount of new prospective tenant activity in the form of property tours and requests for leasing proposals (RFP’s) increasing dramatically. Management has been providing feedback to a number of potential large users regarding the economics, signage and branding possibilities at the Property. In addition, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease the expiring KPMG and Groupon space. We have been saving rental cash flow over the last few years by keeping dividend levels lower (the Company’s existing cash reserves totaled approximately $15,500,000 as of December 31, 2011). In addition, in August 2011 we secured a $35,000,000 loan from John Hancock Life Insurance Company to be used for just such re-leasing costs.

Management has not been this optimistic about the prospects for leasing the Property’s large upcoming vacancy in some time. If we can stabilize the Property at a high occupancy level with long-term quality rental income streams from credit-worthy tenants, we could create value for our shareholders. It is important to remember that Franklin Street Properties Corp., the Property’s asset manager, has its largest single property equity investment in the Company totaling $82,813,000 and owning the same preferred shares as all other investors. If successful in re-leasing the large upcoming vacancy under favorable terms, the opportunity for increased dividends and/or a sale of the Property at an attractive price could be a real possibility. Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock. 2012 is certainly shaping up as a pivotal year for 303 East Wacker Drive.

The Property is being maintained in excellent physical condition and has never looked better. Any shareholder who would like to visit the Property is welcomed and encouraged to do so. Just let us know when you will be in Chicago, and we will arrange a tour.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
(1/5-3/31)				TOTAL PAID TO DATE
3/31/2007	$1,340	$2,961,400	5.60%
6/30/2007	$1,400	$3,094,000	5.60%
9/30/2007	$1,400	$3,094,000	5.60%
12/31/2007	$1,400	$3,094,000	5.60%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.60%
6/30/2008	$1,400	$3,094,000	5.60%
9/30/2008	$1,400	$3,094,000	5.60%
12/31/2008	$1,400	$3,094,000	5.60%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.60%
6/30/2009	$1,013	$2,238,730	4.10%
9/30/2009	$1,013	$2,238,730	4.10%
12/31/2009	$1,011	$2,234,310	4.00%
2009				$15,577
3/31/2010	$997	$2,203,370	4.00%
6/30/2010	$914	$2,019,940	3.70%
9/30/2010	$914	$2,019,940	3.70%
12/31/2010	$1,040	$2,298,400	4.20%
2010				$19,442
3/31/2011	$679	$1,500,590	2.70%
6/30/2011	$859	$1,898,390	3.40%
9/30/2011	$859	$1,898,390	3.40%
12/31/2011	$859	$1,898,390	3.40%
2011				$22,698

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.